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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 (No. 333-114776), the Registration Statement on Form S-3 (No. 333-120448) and in the Registration Statement on Form S-8 (No. 333-119969) of Halozyme Therapeutics, Inc. ("Halozyme") of our report dated February 18, 2005 relating to the consolidated financial statements of Halozyme which appears in the Form 10-KSB for Halozyme's fiscal year ending December 31, 2004.

CACCIAMATTA ACCOUNTANCY CORPORATION
Irvine, California
March 28, 2005